Exhibit 32.2
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I Indraneel Dev, Chief Financial Officer of CenturyLink, Inc. ("CenturyLink"), certify that, to my knowledge, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 of CenturyLink fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of CenturyLink as of the dates and for the periods covered by such report.
A signed original of this statement has been provided to CenturyLink and will be retained by CenturyLink and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	August 8, 2019	/s/ Indraneel Dev
Indraneel Dev
Executive Vice President and Chief Financial Officer